Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Digagogo Ventures Corp.

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed with the Securities and Exchange Commission pertaining to my report dated March 29, 2011 relating to the audited financial statements of Digagogo Ventures Corp. for the year ended December 31, 2010.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

Houston, Texas

July 21, 2011